UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI		48152
(Address of Principal Executive Offices)		(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.07.	Submission of Matters to a Vote of Security Holders

Valassis Communication’s Inc.’s (the “Company”) Annual Meeting of Stockholders was held on May 6, 2010. Stockholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph B. Anderson, Jr.	40,635,749	2,806,462	22,948	2,938,043
Patrick F. Brennan	27,854,004	15,586,110	25,045	2,938,043
Kenneth V. Darish	42,999,460	422,210	43,489	2,938,043
Dr. Walter H. Ku	27,831,958	15,613,486	19,715	2,938,043
Robert L. Recchia	40,942,482	2,511,447	11,230	2,938,043
Marcella A. Sampson	27,830,821	15,602,878	31,460	2,938,043
Alan F. Schultz	42,876,650	578,948	9,561	2,938,043
Wallace S. Snyder	24,604,680	18,817,622	42,857	2,938,043
Ambassador Faith Whittlesey	42,626,348	822,127	16,684	2,938,043

2. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010 was approved based upon the following votes:

Votes for	45,510,859
Votes against	828,557
Abstentions	63,786
There were no broker non-votes for this item

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: May 12, 2010	Name:	Todd Wiseley
	Title:	General Counsel, Senior Vice President, Administration and Secretary